AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON April 24, 2018
REGISTRATION NO. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NOVUME SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

81-5266334
I.R.S. Employer Identification Number

14420 Albemarle Point Place
Suite 200
Chantilly, VA 20151
Telephone: (703) 953-3838
(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Corporation Trust Company
1209 Orange Street
Wilmington, DE 19801
(302) 658-7581
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas Rose, Esq.
Marcelle S. Balcombe, Esq.
Sichenzia Ross Ference Kesner LLP
1185 Avenue of the Americas, 37th Floor
New York, NY 10036
(212) 930-9700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plants, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
☐	Large accelerated filer
☐	Accelerated filer
☐	Non-accelerated filer (Do not check if a smaller reporting company)
☒	Smaller reporting company
☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)
Common stock, par value $0.0001 per share	-	$-	$-	$-
Preferred stock, par value $0.0001 per share	-	-	-	-
Warrants (4)	-	-	-	-
Units (5)	-	-	-	-
Total	-		$100,000,000	$12,450.00

(1)
There are being registered hereunder such indeterminate number of shares of common stock, preferred stock, and warrants to purchase common stock or preferred stock, as shall have an aggregate initial offering price not to exceed $100,000,000. The securities registered also include such indeterminate amounts and numbers of common stock and preferred stock as may be issued upon conversion of or exchange for preferred stock that provide for conversion or exchange, upon exercise of warrants, or pursuant to the anti-dilution provisions of any such securities.

(2)	In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $100,000,000.
(3)	Calculated pursuant to Rule 457(o) under the Securities Act. The total amount is being paid herewith.
(4)	Includes warrants to purchase common stock and warrants to purchase preferred stock.
(5)
Any of the securities registered hereunder may be sold separately, or as units with other securities registered hereby. We will determine the proposed maximum offering price per unit when we issue the above listed securities. The proposed maximum per unit and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered under this registration statement and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement relating to these securities that has been filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

(Subject to Completion, Dated April 24, 2018)

PROSPECTUS

$100,000,000

Common Stock
Preferred Stock
Warrants
Units

We may from time to time, in one or more offerings at prices and on terms that we will determine at the time of each offering, sell common stock, preferred stock, warrants, or a combination of these securities, or units, for an aggregate initial offering price of up to $100,000,000. This prospectus describes the general manner in which our securities may be offered using this prospectus. Each time we offer and sell securities, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Our common stock is currently traded on the NASDAQ Capital Market under the symbol “NVMM.” Our Series A Preferred Stock and Unit Warrant are quoted on the OTCQX under the trading symbols “NVMMP,” and “NVMMW,” respectively. On April 23, 2018, the last reported sales price for our common stock was $2.55 per share. We will apply to list any shares of common stock sold by us under this prospectus and any prospectus supplement on the NASDAQ Capital Market. The prospectus supplement will contain information, where applicable, as to any other listing of the securities on the NASDAQ Capital Market or any other securities market or exchange covered by the prospectus supplement.

The securities offered by this prospectus involve a high degree of risk. See “Risk Factors” beginning on page 3, in addition to Risk Factors contained in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may offer the securities directly or through agents or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of the securities their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. We can sell the securities through agents, underwriters or dealers only with delivery of a prospectus supplement describing the method and terms of the offering of such securities. See “Plan of Distribution.”

This prospectus is dated ___________, 2018

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference into this prospectus. If any person does provide you with information that differs from what is contained or incorporated by reference in this prospectus, you should not rely on it. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You should assume that the information contained in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information contained in any document we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security. These documents are not an offer to sell or a solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful.

  i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of proceeds of $100,000,000. This prospectus describes the general manner in which our securities may be offered by this prospectus. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus or in documents incorporated by reference in this prospectus. The prospectus supplement that contains specific information about the terms of the securities being offered may also include a discussion of certain U.S. Federal income tax consequences and any risk factors or other special considerations applicable to those securities. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus or in documents incorporated by reference in this prospectus, you should rely on the information in the prospectus supplement. You should carefully read both this prospectus and any prospectus supplement together with the additional information described under “Where You Can Find More Information” before buying any securities in this offering.

Unless the context otherwise requires, references to “we,” “our,” “us,” “Novume,” “Novume Solutions” or the “Company” in this prospectus mean Novume Solutions, Inc., a Delaware corporation.

Our name, our logo, and our other trademarks or service marks appearing in this prospectus are the property of Novume Solutions, Inc. and its subsidiaries. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies' trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents and information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements are based on our management’s beliefs and assumptions and on information currently available to our management. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact.

All statements in this prospectus and the documents and information incorporated by reference in this prospectus that are not historical facts are forward-looking statements. We may, in some cases, use terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions or the negative of such items that convey uncertainty of future events or outcomes to identify forward-looking statements.

Forward-looking statements are made based on management’s beliefs, estimates and opinions on the date the statements are made and we undertake no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, except as may be required by applicable law. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

ABOUT NOVUME

Overview

We are a leading provider of support services to the government contracting market. Generally speaking, our clients are companies that serve the government. We:

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Capture business by helping our clients to win government contracts.

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Manage risk by being prepared for, and responding to, disruptive events and creating secure systems.

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Run client back-end services by providing various managed services.

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Perform their contract requirements by providing specialized staffing services primarily in the aerospace and aviation industries.

We support the government contracting industry that:

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Represented over $439 billion of U.S. federal government spending in FY 2017 according to USASpending.gov.

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Has proven to be relatively recession resistant.

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Has, according to the U.S. federal government’s SAM database, as of March 23, 2018, over 529,000 government contractors of which approximately 52,000 are located in Washington, DC, Maryland and Virginia, many of which are located in an area commonly known as the "Beltway" in close proximity to our headquarters.

We see the professional services support sector of the industry in which we operate as:

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Highly fragmented

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Comprised of numerous small- and medium-sized businesses that are ripe for consolidation.

We believe these factors provide extraordinary growth opportunities for us.

Corporate Information

Our principal executive offices are located at 14420 Albemarle Point Place, Suite 200, Chantilly, Virginia 20151 and our telephone number is (703) 953-3838. Our website address is www.novume.com. The information on, or accessible through, our website does not constitute a part of, and is not incorporated into, this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K that we have filed or will file with the SEC, which are incorporated by reference into this prospectus.

Our business, affairs, prospects, assets, financial condition, results of operations and cash flows could be materially and adversely affected by these risks. For more information about our SEC filings, please see “Where You Can Find More Information.”

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in businesses and products that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 30,000,000 shares of common stock, $0.0001 par value per share, and 2,000,000 shares of preferred stock, $0.0001 par value per share.

As of April 24, 2018, there were outstanding 14,531,697 shares of our common stock, held by approximately 58 stockholders of record, and 1,520,780 shares of our common stock issuable upon exercise of outstanding stock options.

Common Stock

Dividend Rights

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock are entitled to receive dividends out of funds legally available if our Board of Directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our Board of Directors may determine.

Voting Rights

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. Our Amended and Restated Certificate of Incorporation does not provide for cumulative voting for the election of directors. As a result, the holders of a majority of our voting shares can elect all of the directors then standing for election.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights, and is not subject to redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Preferred Stock

Pursuant to our Amended and Restated Certificate of Incorporation, our Board of Directors is authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences, and rights of the shares of each series and any of its qualifications, limitations, or restrictions, in each case without further vote or action by our stockholders. Our Board of Directors can also increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our Board of Directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, or preventing a change in our control and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock. We have no current plan to issue any additional shares of preferred stock.

Our Board of Directors has designated 505,000 shares of our authorized Preferred Stock as Series A Cumulative Convertible Redeemable Preferred Stock (the “Series A Preferred Stock”) and 240,861 shares of our authorized Preferred Stock as Series B Cumulative Convertible Preferred Stock (the “Series B Preferred Stock”).

Series A Cumulative Convertible Redeemable Preferred Stock of Novume

The following is a summary of certain material terms and provisions of the Series A Preferred Stock. The following summary is subject to, and qualified in its entirety by, the Certificate of Designations of Series A Cumulative Convertible Redeemable Preferred Stock (the “Novume Series A Preferred Stock Certificate of Designations”). You should review a copy of the Novume Series A Preferred Stock Certificate of Designations for a complete description of the terms and conditions applicable to the Series A Preferred Stock. As of April 24, 2018, there were 502,327 shares of Series A Preferred Stock outstanding which are convertible into 811,514 shares of common stock.

Voting Rights

The holders of the Series A Preferred Stock shall not have any voting rights except as expressly set forth below or as otherwise from time to time required by law.

So long as any shares of Series A Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the our Certificate of Incorporation, the vote or consent of the holders of a majority of the outstanding shares of Series A Preferred Stock at the time outstanding and entitled to vote thereon shall be necessary for effecting or validating, either directly or indirectly by amendment, merger, consolidation or otherwise:

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any amendment, alteration or repeal to our Certificate of Incorporation or Bylaws which have an adverse effect on the rights, preferences, privileges or voting powers of the Series A Preferred Stock;

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at any time until November 8, 2018, (a) any declaration or payment of cash dividends on any of our common stock or other stock that is specifically designated as junior to the Series A Preferred Stock; (b) any purchase, redemption or other acquisition for consideration of any of our common stock or other junior stock, whether directly or indirectly; or (c) if and only if Novume is delinquent in the payment of dividends on Series A Preferred Stock, any declaration or payment of cash dividends or purchase, redemption or other acquisition for consideration of any class of securities hereafter authorized that is specifically designated as ranking pari passu with the Series A Preferred Stock, whether directly or indirectly; provided, further, however, that the consent of the holders of the Series A Preferred Stock shall not be required in connection with any repurchase of any junior stock held by any of our employee or consultant (x) upon any termination of such employee’s or consultant’s employment or consultancy pursuant to any agreement providing for such repurchase or (y) otherwise permitted pursuant to an agreement between us and an employee or consultant thereof; or

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any consummation of a binding share exchange or reclassification involving the Series A Preferred Stock, or of a merger or consolidation of Novume with another corporation or other entity, unless in each case (a) the shares of Series A Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, in each case, that is an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and (b) such shares of Series A Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series A Preferred Stock immediately prior to such consummation, taken as a whole; provided, further, that no vote by the holders of Series A Preferred Stock under the foregoing shall be required to the extent a plan of merger, binding share exchange or similar event otherwise provides that the holders of Series A Preferred Stock would receive an amount of cash in such merger, share exchange or similar event equal to the liquidation preference as of the consummation of such merger, share exchange or similar event.

Dividends

Holders of the Series A Preferred Stock are entitled to quarterly dividends of $0.175 (7% per annum) per share.

Conversion Rights

At any time after November 8, 2019, each holder of the Series A Preferred Stock will have the right to convert each share of Series A Preferred Stock into such number of fully paid and nonassessable shares of Novume common stock as is determined by dividing (i) the sum of (x) $10.00 (the “Series A Original Issue Price” (as adjusted pursuant hereto for stock splits, stock dividends, reclassifications and the like)) plus (y) the amount of any accrued but unpaid dividends on such shares being converted, if any, whether or not declared, to and including the date immediately prior to such date of conversion, by (ii) the conversion price (the “Conversion Price”) applicable to such share of Series A Preferred Stock, in effect on the date the certificate is surrendered for conversion. The number of shares of common stock into which each share is convertible, after taking into account any such adjustments, is hereinafter referred to as the “Conversion Ratio.” The Conversion Price shall be (a) $7.22, from November 8, 2019 to November 7, 2020 or (b) $7.74, from and after November 8, 2020.

The Series A Preferred Stock will automatically be converted at the then effective conversion price (i) except as provided below, immediately prior to the closing of Novume’s sale of its common stock in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), (A) which results in aggregate cash proceeds to us of not less than $30,000,000 (net of underwriting discounts and commissions), (B) is made at an offering price per share of at least the then applicable conversion price (as adjusted) and (C) following such offering, the Novume common stock is listed for trading on a national securities exchange, and (ii) on the date specified by written consent or agreement of the holders of at least 66 2/3% of the then outstanding shares of Series A Preferred Stock (a “Qualified IPO”). If such closing occurs prior to November 8, 2019, the Conversion Price per share shall be (i) $5.68 per share from November 8, 2016 to November 7, 2017; (ii) $6.19 per share from November 8, 2017 to November 7, 2018; and (iii) $6.71 per share from November 8, 2018 to November 7, 2019.

Redemption by Novume

At any time from and after November 8, 2019, we may, upon thirty (30) days’ notice, redeem all or any portion of the then outstanding shares of Series A Preferred Stock for cash at a redemption price per share equal to the sum of (i) the corresponding redemption price below (the “Base Redemption Price”) plus (ii) the amount of any accrued but unpaid dividends on such shares being redeemed, if any, whether or not declared, to and including the date immediately prior to such date of redemption. The Base Redemption Price shall be (a)(i) $7.22, from November 8, 2019 to November 7, 2020 or (ii) $7.74, from and after November 8, 2020.

Redemption by Holder

At any time after November 8, 2021, each holder of the Series A Preferred Stock will have the right to require us to redeem all, but not less than all, of such holder’s Series A Preferred Stock for a redemption price of $7.74 per share plus the amount of any accrued but unpaid dividends thereof, if any, whether or not declared, to and including the date immediately prior to such date of redemption.

Liquidation Rights

In the event of a “Liquidation Event” (as defined below), the holders of Series A Preferred Stock are entitled to be paid out of our assets available for distribution to stockholders an amount equal to $5.16 per share plus the amount of any accrued but unpaid dividends thereof, if any, whether or not declared, to and including such date of liquidation. “Liquidation Event” means a liquidation, dissolution or winding up of Novume in a single transaction or series of transactions. The sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of our property and assets shall not be deemed a Liquidation Event, nor shall the merger, consolidation or any other business combination transaction of with any other corporation or person or the merger, consolidation or any other business combination transaction with any other corporation or person be deemed to be a Liquidation Event.

Series B Cumulative Convertible Preferred Stock of Novume

The following is a summary of certain material terms and provisions of the Series B Preferred Stock. The following summary is subject to, and qualified in its entirety by, the Certificate of Designations of Series B Cumulative Convertible Preferred Stock (the “Novume Series B Preferred Stock Certificate of Designations”). You should review a copy of our Series B Preferred Stock Certificate of Designations for a complete description of the terms and conditions applicable to the Series B Preferred Stock. As of April 24, 2018, there were 240,861 shares of Series B Preferred Stock outstanding which are convertible into 481,722 shares of common stock.

Voting Rights

The holders of Series B Preferred Stock shall not have any voting rights except as expressly set forth below or as otherwise from time to time required by law.

So long as any shares of Series B Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by our Certificate of Incorporation, the vote or consent of the holders of a majority of the outstanding shares of Series B Preferred Stock at the time outstanding and entitled to vote thereon shall be necessary for effecting or validating, either directly or indirectly by amendment, merger, consolidation or otherwise:

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any amendment, alteration or repeal to our Charter or Bylaws which have an adverse effect on the rights, preferences, privileges or voting powers of the Series B Preferred Stock;

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at any time until November 8, 2018, (a) any declaration or payment of cash dividends on any of our common stock or other stock that is specifically designated as junior to the Series B Preferred Stock; (b) any purchase, redemption or other acquisition for consideration of any of our common stock or other junior stock, whether directly or indirectly; or (c) if and only if we are delinquent in the payment of dividends on Series B Preferred Stock, any declaration or payment of cash dividends or purchase, redemption or other acquisition for consideration of any class of securities hereafter authorized that is specifically designated as ranking pari passu with the Series B Preferred Stock, whether directly or indirectly; provided, further, however, that the consent of the holders of the Series B Preferred Stock shall not be required in connection with any repurchase of any junior stock held by any employee or consultant of the Company (x) upon any termination of such employee’s or consultant’s employment or consultancy pursuant to any agreement providing for such repurchase or (y) otherwise permitted pursuant to an agreement between the Company and an employee or consultant thereof; or

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any consummation of a binding share exchange or reclassification involving the Series B Preferred Stock, or of a merger or consolidation of the Company with another corporation or other entity, unless in each case (x) the shares of Series B Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, in each case, that is an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and (y) such shares of Series B Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series B Preferred Stock immediately prior to such consummation, taken as a whole; provided, further, that no vote by the holders of Series B Preferred Stock under the foregoing shall be required to the extent a plan of merger, binding share exchange or similar event otherwise provides that the holders of Series B Preferred Stock would receive an amount of cash in such merger, share exchange or similar event equal to the liquidation preference as of the consummation of such merger, share exchange or similar event.

Dividends

Dividends shall be paid in arrears at a rate of four and four hundred eighty-four thousandths percent (4.484%) on the Liquidation Preference as defined in the Series B Preferred Stock Certificate of Designations or $0.448 per share.

Conversion Rights

At any time, each holder of the Series B Preferred Stock will have the right to convert each share of Series B Preferred Stock into such number of fully paid and nonassessable shares of our common stock as is determined by dividing (i) the sum of (x) $10.00 (the “Series B Original Issue Price” (as adjusted pursuant hereto for stock splits, stock dividends, reclassifications and the like)) plus (y) the amount of any accrued but unpaid dividends on such shares being converted, if any, whether or not declared, to and including the date immediately prior to such date of conversion, by (ii) $5.00 applicable to such share of Series B Preferred Stock, in effect on the date the certificate is surrendered for conversion. The number of shares of common stock into which each share is convertible, after taking into account any such adjustments, is hereinafter referred to as the “Conversion Ratio.”

The Series B Preferred Stock will automatically be converted at the then effective Conversion Ratio on the last day of any period of thirty (30) consecutive trading days, in which, during a period of twenty (20) trading days (whether consecutive or not), the volume weighted average of the daily Current Market Price per share of common stock equals or exceeds $7.50 (after taking into account any adjustments as set forth in the Novume Series B Preferred Stock Certificate of Designations.)

Liquidation Rights.

In the event of a “Liquidation Event” (as defined below), the holders of Series B Preferred Stock are entitled to be paid out of our assets available for distribution to stockholders an amount equal to $10 per share plus the amount of any accrued but unpaid dividends thereof, if any, whether or not declared, to and including such date of liquidation. “Liquidation Event” means a liquidation, dissolution or winding up of Novume in a single transaction or series of transactions. The sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of Novume shall not be deemed a Liquidation Event, nor shall the merger, consolidation or any other business combination transaction of Novume into or with any other corporation or person or the merger, consolidation or any other business combination transaction with any other corporation or person be deemed to be a Liquidation Event.

Warrants

As of April 24, 2018, we have outstanding warrants to purchase an aggregate of 820,586 shares of our common stock. As of April 24, 2018, we also have outstanding Unit Warrants to purchase an aggregate of 243,655 shares of our common stock.

Piggyback Registration Rights

The holders of an aggregate of 375,000 shares of our common stock, including 481,722 shares of common stock issuable upon conversion of our Series B Preferred Stock, or their permitted transferees, will be entitled to rights with respect to the registration of these shares under the Securities Act. These shares are referred to as registrable securities. These rights are provided under the terms of our Registration Rights Agreement between the Company and the holders identified on Schedule I thereto dated as of October 1, 2017, as amended, or RRA, between us and the holders of these registrable securities, providing piggyback registration rights. All fees, costs, and expenses incurred in connection with the registration of registrable securities, including reasonable fees and disbursements of one counsel to the selling stockholders will be borne by the Company. If we register any of our securities for public sale, each holder of registrable securities has a right to request the inclusion of any then-outstanding registrable securities held by them on our registration statement. However, this right does not apply to a registration relating solely to employee benefit plans, a corporate reorganization or stock issuable upon conversion of debt securities. If the underwriters of any underwritten offering determine in good faith that marketing factors require a limitation on the number of shares, the number of shares to be registered will be apportioned, first, to the company for its own account and, second, pro rata among these holders, based on the number of registrable securities held by each holder. The RRA was entered into in connection with that certain Agreement and Plan of Merger as of the Agreement Date by and among the Company, Global Technical Services, Inc., a Delaware corporation and wholly owned subsidiary of the Company, Global Contract Professionals, Inc., a Delaware corporation and wholly owned subsidiary of the Company, Global Technical Services, Inc., a Texas corporation, and Global Contract Professionals, Inc., a Texas corporation. The registration rights terminate on the third anniversary of the RRA.

In connection with that certain Promissory Note issued by the Company and its wholly owned subsidiary, Brekford Traffic Safety, Inc. on April 3, 2018, the Company granted registration rights to the investor with respect to Thirty-Five (35,000) Thousand shares of common stock of the Company (the "Lender’s Shares"). The Company agreed to include the Lender’s Shares on the next registration statement filed by the Company with the Securities and Exchange Commission. In the event the Company fails to include the Lender’s Shares on its next selling stockholder registration statement, the Company is obligated to issue an additional 15,000 shares of common stock to the Lender.

Anti-Takeover Provisions

The provisions of Delaware law, our Amended and Restated Certificate of Incorporation, and our Amended and Restated Bylaws, could have the effect of delaying, deferring, or discouraging another person from acquiring control of our company. These provisions, which are summarized below, may have the effect of discouraging takeover bids. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Delaware Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law, or DGCL, regulating corporate takeovers. In general, DGCL Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date on which the person became an interested stockholder unless:

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prior to the date of the transaction, the Board of Directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

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the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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at or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66.67% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction or series of transactions together resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that DGCL Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Anti-Takeover Effects of Provisions of Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Certain anti-takeover provisions have been incorporated into our Amended and Restated Certificate of Incorporation and Bylaws, including:

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the vote of 66 2/3 of the voting power of the corporation entitled to vote at an election of directors is required for the removal of a member of our Board;

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the vote of 66 2/3 of the voting power of the corporation entitled to vote at an election of directors is required before any of our Bylaws may, at any annual meeting or at any special meeting called for that purpose, be altered, amended, rescinded or repealed; and

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the request of one or more stockholders holding shares in the aggregate entitled to cast not less than 35% of the vote at a meeting is required to call a stockholder meeting.

Listing of Common Shares

Our common stock is listed on the Nasdaq Capital Market under the symbol “NVMM.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Issuer Direct Corporation. The transfer agent’s address is 500 Perimeter Park Drive, Suite D, Morrisville, NC 27560 and its telephone number is (919) 481-4000.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of preferred stock or common stock. Warrants may be issued independently or together with any preferred stock or common stock, and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent specified in the agreement and us. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of some provisions of the securities warrants is not complete. You should refer to the securities warrant agreement, including the forms of securities warrant certificate representing the securities warrants, relating to the specific securities warrants being offered for the complete terms of the securities warrant agreement and the securities warrants. The securities warrant agreement, together with the terms of the securities warrant certificate and securities warrants, will be filed with the Securities and Exchange Commission in connection with the offering of the specific warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

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the title of the warrants;

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the aggregate number of the warrants;

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the price or prices at which the warrants will be issued;

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the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;

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if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

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the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

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any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

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the price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;

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the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

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the minimum or maximum amount of the warrants that may be exercised at any one time;

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information with respect to book-entry procedures, if any;

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if appropriate, a discussion of Federal income tax consequences; and

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any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrants for the purchase of common stock or preferred stock will be offered and exercisable for U.S. dollars only. Warrants will be issued in registered form only.

Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Prior to the exercise of any securities warrants to purchase preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the common stock or preferred stock purchasable upon exercise, including in the case of securities warrants for the purchase of common stock or preferred stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of shares of common stock, shares of preferred stock or warrants or any combination of such securities.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

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the terms of the units and of any of the common stock, preferred stock and warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

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a description of the terms of any unit agreement governing the units; and

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a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

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the terms of the offering;

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the names of any underwriters or agents;

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the name or names of any managing underwriter or underwriters;

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the purchase price of the securities;

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any over-allotment options under which underwriters may purchase additional securities from us;

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the net proceeds from the sale of the securities

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any delayed delivery arrangements

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any underwriting discounts, commissions and other items constituting underwriters’ compensation;

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any initial public offering price;

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any discounts or concessions allowed or reallowed or paid to dealers;

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any commissions paid to agents; and

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any securities exchange or market on which the securities may be listed.

Sale Through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Continuous Offering Program

Without limiting the generality of the foregoing, we may enter into a continuous offering program equity distribution agreement with a broker-dealer, under which we may offer and sell shares of our common stock from time to time through a broker-dealer as our sales agent. If we enter into such a program, sales of the shares of common stock, if any, will be made by means of ordinary brokers’ transactions on the NASDAQ Capital Market at market prices, block transactions and such other transactions as agreed upon by us and the broker-dealer. Under the terms of such a program, we also may sell shares of common stock to the broker-dealer, as principal for its own account at a price agreed upon at the time of sale. If we sell shares of common stock to such broker-dealer as principal, we will enter into a separate terms agreement with such broker-dealer, and we will describe this agreement in a separate prospectus supplement or pricing supplement.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our common stock all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus will be passed upon for us by Sichenzia Ross Ference Kesner LLP, New York, New York.

EXPERTS

The consolidated balance sheets of Novume Solutions, Inc. and its subsidiaries as of December 31, 2017 and 2016, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended, appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2017, have been audited by BD & Company, Inc., independent registered public accounting firm, as stated in their report thereon and incorporated by reference herein.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, along with other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities offered hereby under the Securities Act of 1933, as amended. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC at the address listed above or from the SEC’s internet site.

You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. You may also request a copy of these filings, at no cost, by writing or telephoning us at: 14420 Albemarle Point Place, Suite 200, Chantilly, VA 20151 or (703) 953-3838.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus is part of a registration statement filed with the SEC. The SEC allows us to “incorporate by reference” into this prospectus the information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. The following documents are incorporated by reference and made a part of this prospectus:

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our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on April 12, 2018;

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our Current Reports on Form 8-K filed with the SEC on January 25, 2018, February 23, 2018, March 2, 2018, March 13, 2018 and April 9, 2018, including our amended current reports on Form 8-K/A filed on January 25, 2018;

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the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on January 8, 2018 (File No. 001-38338), including any amendment or report filed for the purpose of updating such description; and

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all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will furnish without charge to you, on written or oral request, a copy of the Annual Report incorporated by reference, including exhibits to the document. You should direct any requests for documents to Novume Solutions, Inc., 14420 Albemarle Point Place, Suite 200, Chantilly, VA 20151.

$100,000,000
Common Stock
Preferred Stock
Warrants
Units

Prospectus
         , 2018

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by the Registrant in connection with this offering, other than underwriting commissions and discounts, all of which are estimated except for the SEC registration fee.

Item	Amount
SEC registration fee	$12,450
Printing and engraving expenses	2,000
Legal fees and expenses	30,000
Accounting fees and expenses	10,000
Transfer agent and registrar’s fees and expenses	5,000
Miscellaneous expenses	1,550
Total	$106,000

Item 15. Indemnification of Directors and Officers.

We are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred. Our Certificate of Incorporation and Bylaws provide for the indemnification of our directors and officers to the fullest extent permitted under the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its Certificate of Incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

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transaction from which the director derives an improper personal benefit;

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act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

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unlawful payment of dividends or redemption of shares; or

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breach of a director’s duty of loyalty to the corporation or its stockholders.

Our Certificate of Incorporation includes such a provision. Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by us upon delivery to us of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by us.

As permitted by the Delaware General Corporation Law, we have entered into indemnity agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and officer to the fullest extent permitted by law and advance expenses to each indemnitee in connection with any proceeding in which indemnification is available.

We have an insurance policy covering our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, or otherwise.

Item 16. Exhibits.

Exhibit No.	Description
1.1	Form of Underwriting Agreement*
2.1
Second Amended and Restated Agreement and Plan of Merger dated July 12, 2017, among Novume Solutions, Inc., KeyStone Solutions, Inc., Brekford Traffic Safety, Inc., KeyStone Merger Sub, LLC, and Brekford Merger Sub, Inc. (Previously filed as Exhibit 2.1 to the Pre-Effective Amendment No. 2 to the Registration Statement on Form S-4 (Reg. No.: 333-216014) as filed with the SEC on July 13, 2017).

2.2
Agreement and Plan of Merger, dated as of September 21, 2017, by and among Novume Solutions, Inc., Global Technical Services Merger Sub, Inc., Global Contract Professionals Merger Sub, Inc., Global Technical Services, Inc., Global Contract Professionals, Inc. and Paul Milligan (Previously filed as Exhibit 2.1 to the Company’s current report on Form 8-K as filed with the SEC on September 22, 2017).

3.1
Certificate of Incorporation of Novume Solutions, Inc., as filed with the Secretary of State of the State of Delaware on February 6, 2017 (Previously filed as Exhibit 3.1 to the Registration Statement on Form S-4 (Reg. No.: 333-216014) as filed with the SEC on February 10, 2017).

3.2
Amended and Restated Certificate of Incorporation of Novume Solutions, Inc. as filed with the Secretary of State of Delaware on August 21, 2017 (Previously filed as Exhibit 3.1 to the current report on Form 8-K as filed with the SEC on August 25, 2017).

3.3
Certificate of Designations of Series A Cumulative Convertible Redeemable Preferred Stock as filed with the Secretary of State of Delaware on August 25, 2017 (Previously filed as Exhibit 4.1 to the current report on Form 8-K) as filed with the SEC on August 25, 2017).

3.4
Certificate of Designations of Series B Cumulative Convertible Preferred Stock as filed with the Secretary of State of Delaware on September 29, 2017 (Previously filed as Exhibit 4.2 to the current report on Form 8-K) as filed with the SEC on October 4, 2017).

3.5	Bylaws of Novume Solutions, Inc. (Previously filed as Exhibit 3.4 to the Registration Statement on Form S-4 (Reg. No.: 333-216014) as filed with the SEC on February 10, 2017).
3.6	Amended and Restated Bylaws of Novume Solutions, Inc. (Previously filed as Exhibit 3.2 to the current report on Form 8-K as filed with the SEC on August 25, 2017).
4.1	Form of Certificate of Designation*
4.2	Form of Preferred Stock Certificate*
4.3	Form of Warrant*
4.4	Form of Warrant Certificate*
4.5	Form of Stock Purchase Agreement*
4.6	Form of Unit Agreement*
5.1	Opinion of Sichenzia Ross Ference Kesner LLP**
23.1	Consent of BD & Company, Inc.**
23.2	Consent of Sichenzia Ross Ference Kesner LLP (included in Exhibit 5.1)**
24.1	Power of attorney (included on the signature page of this Registration Statement)

* To be filed by amendment or by a Current Report on Form 8-K and incorporated by reference herein.
** Filed herewith.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for fling on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chantilly, State of Virginia, on April 24, 2018.

NOVUME SOLUTIONS, INC.

By: /s/ Robert A. Berman
Robert A. Berman
Chief Executive Officer, (Principal Executive Officer)

Each person whose signature appears below constitutes and appoints Robert A. Berman as his true and lawful attorney in fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to the Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Robert A. Berman Robert A. Berman	Chief Executive Officer (Principal Executive Officer) and Director	April 24, 2018

/s/ Riaz Latifullah Riaz Latifullah	EVP, Corporate Development (Principal Financial and Accounting Officer)	April 24, 2018

/s/ James K. McCarthy James K. McCarthy	Chairman of the Board and Director	April 24, 2018

/s/ Richard Nathan Dr. Richard Nathan	Director	April 24, 2018

/s/ Glenn Goord Glenn Goord	Director	April 24, 2018

/s/ Paul de Bary Paul de Bary	Director	April 24, 2018

/s/ Christine J. Harada Christine J. Harada	Director	April 24, 2018
/s/ Marta Tienda Marta Tienda	Director	April 24, 2018